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               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 19, 2001, relating to the financial statements and financial highlights which appears in the December 31, 2000 Annual Report to Shareholders of Sequoia Fund, Inc. which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", and "Custodian, Counsel and Independent Accountants" in such Registration Statement.






PricewaterhouseCoopers LLP

New York, New York
April 18, 2001





















69900020.BF9